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                                                                   EXHIBIT 10.73



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                    AMENDMENT NO. 2 TO 10% CONVERTIBLE NOTES

         Amendment made as of March 26, 1999 to the $2 million principal amount of outstanding 10% Convertible Notes (the "Notes") of Consolidated Capital of North America, Inc., a Colorado corporation (the "Company").

         The Notes are amended as follows:

         1. The Maturity Date of April 8, 1999 set forth in the first paragraph of the Notes is hereby amended to January 15, 2000 and the Company shall not be obligated to make any payment on the Notes, other than payment of interest, until January 15, 2000.

         2. The interest payment provisions set forth in the first paragraph of the Notes shall continue until the new Maturity Date.

         3. The conversion provisions set forth in Section 1 of the Notes shall remain in effect until January 14, 2000.

         4. Except as expressly set forth herein, all of the terms, covenants and conditions of the Note shall otherwise remain in full force and legal effect.


         IN WITNESS WHEREOF, the Company has executed this Amendment to the Notes as of the day and year set forth above.


                                                     CONSOLIDATED CAPITAL OF
                                                     NORTH AMERICA, INC.



                                                     By: /s/ Richard D. Bailey
                                                        ------------------------
                                                         Richard D. Bailey
                                                         President and Chief
                                                         Operating Officer